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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT dated as of August 31, 2006 (the "Agreement"), is executed by and between FORTUNE INDUSTRIES, INC., an Indiana corporation ("Borrower"), whose address is 6402 Corporate Drive, Indianapolis, Indiana 46278, and FIFTH THIRD BANK (CENTRAL INDIANA) (the "Bank"), whose address is 251 North Illinois Street, Suite 1200, Indianapolis, Indiana 46204.

     In consideration of the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:

1.   DEFINITIONS.

     1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

          "Acquisitions" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

          "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

          "Amortization" shall mean the total amount added to amortization expense, as reflected on the Borrower's financial statement and determined in accordance with GAAP.

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          "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

          "Borrowing Base Amount" shall mean an amount equal to the sum of (a) eighty percent (80%) of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Eligible Accounts; plus (b) fifty percent (50%) of the value of the Eligible Inventory located on property either owned by Borrower or any of its Subsidiaries or leased by Borrower or any of its Subsidiaries and with respect to which the Bank has received a fully executed Landlord Consent and Waiver; plus (c) forty percent (40%) of the value of all other Eligible Inventory, wherever located; plus (d) the Fixed Asset Value.

          "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Indianapolis, Indiana.

          "Capital Expenditures" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

          "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheet of the Borrower prepared in accordance with GAAP.

          "Change in Control" shall have the meaning set forth in Section 11 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" shall have the meaning set forth in Section 6.1.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries after deductions for income taxes, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

          "Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in

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the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

          "Default Rate" shall mean a per annum rate of interest equal to the Loan Rate plus three percent (3%) per annum.

          "Depreciation" shall mean the total amounts added to depreciation, obsolescence, valuation and other proper reserves, as reflected on the consolidated financial statement of the Borrower and its Subsidiaries and determined in accordance with GAAP.

          "EBITDA" means, with respect to Borrower and its subsidiaries determined on a consolidated basis for any specified period, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining Consolidated Net Income, income taxes paid or accrued, minus (c) to the extent included in Consolidated Net Income, extraordinary gains, plus (d) to the extent deducted in determining Consolidated Net Income, extraordinary losses, plus (e) Consolidated Interest Expense, plus (f) to the extent deducted in determining Consolidated Net Income, depreciation and amortization.

          "Eligible Accounts" shall mean those Accounts of the Borrower and its Subsidiaries which:

          (a) are genuine in all respects and have arisen in the ordinary course of the Borrower's business from (i) the performance of services by the Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale or lease of Goods by the Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account

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     Debtor, and the Borrower has possession of, or has delivered to the Bank at the Bank's request, shipping and delivery receipts evidencing such shipment;

          (b) are evidenced by an invoice delivered to the Account Debtor thereunder, and are not more than ninety (90) days past invoice date;

          (c) do not arise from a "sale on approval" or a "sale or return";

          (d) have not arisen out of contracts with the United States or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

          (e) are not due from an Account Debtor which is a Subsidiary or a director, officer, employee, agent, parent or affiliate of the Borrower;

          (f) do not arise in connection with a sale to an Account Debtor who is not a resident or citizen of and is located within the United States of America;

          (g) do not arise in connection with a sale to an Account Debtor who is located within a state which requires the Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
     (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities or similar report with such state's taxing authority, unless (A) the Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by the Borrower at its election, or (C) the Borrower has proven to the satisfaction of the Bank that it is exempt from any such requirements under such state's laws;

          (h) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Bank of the Account arising with respect thereto and are not unassignable to the Bank for any other reason;

          (i) are the valid, legally enforceable and unconditional obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account, provided that any Account that would qualify as an Eligible Account except for the existence of a credit with respect to such Account shall qualify as an Eligible Account to the extent of the positive difference between the amount of the Account and the amount of the credit with respect to such Account;

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          (j) are not subject to any Lien whatsoever, other than the Lien of the
     Bank;

          (k) no proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

          (l) do not arise in connection with the sale of an aircraft or any other items which require a filing with the Federal Aviation Administration in order to perfect a security interest in such item; and

          (m) are otherwise not unacceptable to the Bank for any other reasonable reason.

     An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements.

     If invoices representing fifty percent (50%) or more of the unpaid net amount of all Accounts from any one Account Debtor are more than ninety (90) days past invoice date, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts.

          "Eligible Inventory" means, on any date of determination, Borrower's and its Subsidiaries' inventory (net of reserves) as shown on Borrower's most recent Financial Statements and as determined in accordance with GAAP, which is not subject to any Lien, is not stored with any bailee, warehouseman or similar party, and is not placed on consignment with any consignee.

          "Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower or to which the Borrower is a party or may have any liability or by which the Borrower is bound.

          "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Borrower's business or facilities owned or operated by the Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation,

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ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall mean any of the events or conditions set forth in Section 11 hereof.

          "Financial Statements" shall mean, as the context may require, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of May 31, 2006, and their consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flows for the periods then ended, and (b) the consolidated and consolidating financial statements of Borrower and its Subsidiaries furnished from time to time pursuant to Section 9.7; in all cases, together with any accompanying notes thereto, and any other documents or data furnished in connection therewith.

          "Fixed Asset Value" shall mean the answer of (i) Three Million Five Hundred Thousand Dollars and No Cents ($3,500,000.00) minus (ii) the product of
(A) Five Hundred Thousand Dollars and No Cents ($500,000.00) times (B) the number equal to the number of complete calendar years that have passed since the date hereof; provided, however, that the Fixed Asset Value shall not be less than zero.

          "Fixed Charge Coverage Ratio" shall mean the ratio of (i) a Person's EBITDA plus rent expenses, excluding any one-time gains or losses from asset dispositions, to (ii) the sum of the amounts paid of interest expense on all indebtedness of such Person, all currently maturing long term debt and rent expenses.

          "GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.

          "Guarantor" shall mean collectively or individually, as applicable, each Revolving Loan Guarantor and each Term Loan Guarantor.

          "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar

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substances, materials or wastes that are or become regulated under any
Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

          "Indebtedness" shall mean at any time (a) all Liabilities of the Borrower, (b) all other debt, secured or unsecured, created, issued, incurred or assumed by the Borrower for money borrowed or for the deferred purchase price of any fixed or capital asset, (c) indebtedness secured by any Lien existing on property owned by the Borrower whether or not the Indebtedness secured thereby has been assumed, and (d) all Contingent Liabilities of the Borrower whether or not reflected on its balance sheet.

          "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

          "Interest Charges" shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Interest Rate Agreements.

          "Interest Period" shall mean the designated periods for the Loans, which shall be thirty (30) days (collectively, the "Interest Periods" and, individually, "Interest Period"); provided, however, if deposits in United States dollars for such Interest Period are not then being accepted by first class banks in the London interbank market, such Interest Period may, at the option of Borrower, be the next shorter or longer Interest Period.

          "Interest Rate Agreements" shall mean any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure to the Bank) to or under which the Borrower or any Subsidiary of the Borrower is a party or beneficiary.

          "Liabilities" shall mean at all times all liabilities of the Borrower that would be shown as such on a balance sheet of the Borrower prepared in accordance with GAAP.

          "LIBOR Rate" shall mean, with respect to a loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of that loan and with a maturity one month after the date of reference are offered to Bank at 11:00 A.M. London time (or as

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soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3750" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Bank may reference from time to time, provided, that in the event the LIBOR Rate is unavailable as a result of Lender's good faith determination of such, the LIBOR Rate shall be a fluctuating rate equal to the prime rate. The LIBOR Rate shall be adjusted by Bank, as necessary, at the end of each business day during the term hereof. Lender shall not be required to notify Borrower of any adjustment in the LIBOR Rate; however, Borrower may request a quote of the prevailing LIBOR Rate on any business day.

          "Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a capital lease on the balance sheet of the Borrower prepared in accordance with GAAP.

          "Loans" shall mean, collectively, the Revolving Loan and the Term Loan made by the Bank to the Borrower under and pursuant to this Agreement.

          "Loan Documents" shall have the meaning set forth in Section 3.1.

          "Loan Rate" shall mean (a) the LIBOR Rate plus one and three-quarters percent (1.75%) if Senior Funded Debt to EBITDA Ratio is 2.50:1.0 or more; or
(b) the LIBOR Rate plus one and one-half percent (1.50%) if Senior Funded Debt to EBITDA Ratio is less than 2.50:1.0.

          "Net Income" shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the consolidated financial statements of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

          "Note" and "Notes" shall mean, respectively, each of and collectively, the Revolving Note and Term Loan Note.

          "Obligations" shall mean the Loans, as evidenced by the Notes, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower and its Subsidiaries (and of any partnership in which the Borrower or any of its Subsidiaries is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, any Interest Rate Agreements.

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          "Obligor" shall mean the Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

          "Person" shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Prime Rate" shall mean a variable per annum interest rate equal at all times to the rate of interest established and quoted by Bank as its "prime rate", such rate to change contemporaneously with each change in the established and quoted rate, provided it is understood that the Prime Rate shall not necessarily be the Bank's lowest or best rate of interest actually charged by Bank on any loan or class of loans.

          "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

          "Revolving Loan" and "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

          "Revolving Loan Availability" shall mean at any time, the lesser of
(a) the Revolving Loan Commitment, or (b) the Borrowing Base Amount.

          "Revolving Loan Commitment" shall mean Fifteen Million Dollars and Zero Cents ($15,000,000.00).

          "Revolving Loan Guarantor" shall mean collectively or individually, as applicable, each Subsidiary of Borrower.

          "Revolving Loan Maturity Date" shall mean August 31, 2008, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

          "Revolving Note" shall have the meanings set forth in Section 4.1 hereof.

          "Senior Funded Debt to EBITDA Ratio" shall mean, for any period, the ratio of (a) the amount outstanding under the Loans, including but not limited to, principal, interest, fees and charges due hereunder, to (b) EBITDA.

          "Subordinated Debt" shall mean that portion of the Liabilities of the Borrower and its Subsidiaries which is subordinated to the Obligations in a manner

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reasonably satisfactory to the Bank, including, but not limited to, right and time of payment of principal and interest.

          "Subsidiary" and "Subsidiaries" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which the Borrower owns directly or indirectly fifty percent (50.00%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

          "Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation, obsolescence and amortization) less the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP and (ii) any amounts due from shareholders, affiliates, officers or employees of the Borrower or any of its Subsidiaries to such related entity.

          "Tangible Net Worth" shall mean at any time the total of Tangible Assets less Liabilities.

          "Term Loan" shall mean the direct advance made by the Bank to the Borrower in the form of a term loan under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

          "Term Loan Commitment" shall mean Twenty Million Dollars and No Cents ($20,000,000.00).

          "Term Loan Guarantor" shall mean collectively or individually, as applicable, Carter M. Fortune and John F. Fisbeck.

          "Term Loan Maturity Date" shall mean August 31, 2011, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

          "Term Loan Note" shall have the meaning set forth in Section 4.2 hereof.

          "UCC" shall mean the Uniform Commercial Code in effect in Indiana from time to time.

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     1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower's accountants.

     1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

     1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 13.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns. References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are

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inconsistent with the terms of this Loan Agreement, the provisions of this Loan
Agreement shall govern.

2.   COMMITMENT OF THE BANK.

     2.1 Revolving Loans.

          (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital.

          (b) Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Loan Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on October 5, 2006 and continuing on the 5th day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

          (c) Revolving Loan Principal Repayments.

               (i) Mandatory Principal Prepayments. All Revolving Loans hereunder shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

               (ii) Optional Prepayments. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty other than those set forth herein. If, for any reason, a

          Revolving Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a Revolving Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all reasonable costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of a Revolving Loan on a date other than the last Business Day of the applicable Interest Period, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the Revolving Loan prepaid had it not been prepaid, exceeds
          (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such Revolving Loan. The amount of any such loss or expense payable by the Borrower to the Bank under this section shall be determined in the Bank's reasonable discretion based upon the assumption that the Bank funded its loan commitment for Revolving Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a Revolving Loan at the Loan Rate.

     2.2 Term Loan.

          (a) Term Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make the Term Loan equal to the Term Loan Commitment. The Term Loan shall be available to the Borrower in a single principal advance. The Term Loan shall be used by the Borrower to refinance existing debt and provide additional capital. The Term Loan may be prepaid in whole or in part at any time, but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise terminated or extended as provided in this Agreement.

          (b) Term Loan Interest and Payments. Except as otherwise provided in this Section 2.2(a)(ii), the principal amount of the Term Loan outstanding from time to time shall bear interest at the Loan Rate. Principal and accrued and unpaid interest on the unpaid principal balance of the Term Loan outstanding from time to time, shall be due and payable monthly, in arrears, commencing on October 5, 2006 and continuing on the fifth (5th) day of each calendar month thereafter, in equal monthly principal installments of One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars and No Cents ($166,667.00), together with an additional amount representing accrued interest as set forth above, beginning on October 5, 2006, and continuing on the fifth (5th) day of each month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date. Principal amounts repaid on the Term Loan Note may not be borrowed again. Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

          (c) Term Loan Principal Prepayments. The Borrower may from time to time prepay the Term Loan, in whole or in part, without any prepayment penalty other than those set forth herein, subject to the following conditions: (i) each partial prepayment shall be in an amount equal to Ten Thousand Dollars and No Cents ($10,000.00) or a higher integral multiple of Five Thousand Dollars and No Cents ($5,000.00); and (ii) any prepayment of the entire principal balance shall include accrued interest to date of such prepayment and payment in full of all other Obligations then due and payable. If, for any reason, the Term Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of the Term Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all reasonable costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of the Term Loan on a date other than the last Business Day of the applicable Interest Period, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the Term Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for the Term Loan. The amount of any such loss or expense payable by the Borrower to the Bank under this section shall be determined in the Bank's reasonable discretion based upon the assumption that the Bank funded its loan commitment for the Term Loan in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on the Term Loan at the Loan Rate.

          (d) Recharacterization of Payment. Notwithstanding anything to the contrary herein, if the Bank determines, in its sole discretion, that Borrower used all or a part of the proceeds of Revolving Loans, directly or indirectly, to make a payment of any amounts owing under the Term Loan, Lender may, in addition to all other remedies at law or at equity, at its sole option, retroactively reclassify such payments as payments on amounts owing under the Revolving Loans.

     2.3 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Notes shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3.   CONDITIONS OF BORROWING.

     Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans if any of the following conditions shall have occurred.

     3.1 Loan Documents. The Borrower shall have failed to execute and deliver to the Bank any of the following Loan Documents (together with any other documents executed in connection with the Loans, including without limitation, any guaranties or security agreements executed by the Guarantors or Borrower's Subsidiaries, collectively, the "Loan Documents"), all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

          (a) Loan Agreement. Two copies of this Agreement duly executed by the Borrower.

          (b) Revolving Note. The Revolving Note duly executed by the Borrower.

          (c) Term Loan Note. The Term Loan Note duly executed by the Borrower.

          (d) Landlord Consent and Waiver. A Landlord Consent and Waiver duly executed by any landlord with respect to any leased real estate of Borrower or its Subsidiaries, in form and substance acceptable to Bank.

          (e) Term Loan Guaranty. The Limited Guaranty duly executed by each Term Loan Guarantor.

          (f) Stock Pledge Agreements. The Stock Pledge Agreements duly executed by the Borrower, Nor-Cote International, Inc., CSM, Inc, Telecom Technology Corporation, James H. Drew Corporation and Century II Staffing, Inc.

          (g) Resolutions. Resolutions of the boards of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the Loan Documents.

          (h) Additional Documents. Such other certificates, guaranties, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

     3.2 Title. Intentionally omitted.

     3.3 Survey. Intentionally omitted.

     3.4 Environmental Report. Intentionally omitted.

     3.5 Appraisal. Intentionally omitted.

     3.6 Insurance. Borrower shall fail to furnish to Bank evidence of insurance coverage as required by the Loan Documents.

     3.7 Event of Default. Any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

     3.8 Adverse Changes. A material adverse change in the financial condition or affairs of the Borrower, Guarantor, or any Subsidiary of Borrower, as determined in the Bank's reasonable discretion, shall have occurred.

     3.9 Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower, Guarantor, any Subsidiary of Borrower, or any of their officers or shareholders which in the discretion of the Bank, reasonably exercised, materially adversely affects the financial condition or continued operation of the Borrower.

     3.10 Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be materially untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

     3.11 Commitment Fee. The Borrower shall have failed to pay to the Bank commitment fees in the aggregate amount of Ten Thousand Dollars and No Cents ($10,000.00), payable on or before the execution of this Agreement by the Bank.

4.   NOTES EVIDENCING LOANS.

     4.1 Revolving Note. The Revolving Loans shall be evidenced by a single Revolving Line of Credit Promissory Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in form and substance acceptable to Bank, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder,
(ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

     4.2 Term Loan Note. The Term Loan shall be evidenced by a single Term Loan Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and given in substitution therefor, the "Term Loan Note") in form and substance acceptable to Bank in its sole discretion, duly executed by the Borrower and payable to the order of the Bank. At the time of the disbursement of the Term Loan, or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Term Loan Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

5.   MANNER OF BORROWING.

     Each Loan shall be made available to the Borrower upon its request, by Carter M. Fortune, John F. Fisbeck, or any other individual authorized in writing by either of them unless such Person's authority to so act has been revoked by the Borrower in writing previously received by the Bank. A request for a Loan must be received by no later than 11:00 a.m. Indianapolis, Indiana time, on the day it is to be funded. The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

     The Bank is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

6.   SECURITY FOR THE OBLIGATIONS.

     6.1 Security for Obligations. As security for the payment of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the "Collateral"):

          (a) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

          (b) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

          (i) All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

          (ii) All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

          (iii) All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

          (iv) All Software and computer programs;

          (v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

          (vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health care insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

          (vii) All real property; and

          (viii) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums provided, however until an Event of Default has occurred, Borrower may settle all claims and receive all such proceeds so long as the value of the Collateral is not impaired..

     6.2 Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral. The cancellation or surrender of the Notes, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral except in the ordinary course of business.

     6.3 Financing Statements. The Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank reasonably deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8 hereof). The Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Bank promptly upon request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement.

     6.4 Additional Collateral. The Borrower shall deliver to the Bank immediately upon its demand, such other collateral as the Bank may from time to time request, should the value of the Collateral, in the Bank's sole and absolute discretion, materially decline, deteriorate, depreciate or become impaired, and does hereby grant to the Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

     6.5 Preservation of the Collateral. The Bank may, but is not required to, take such action from time to time as the Bank reasonably deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the Borrower shall reasonably request in writing; provided, however, that such request shall not be inconsistent with the Bank's status as a secured party, and the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care. In addition, any failure of the Bank to preserve or protect any rights with respect to any Collateral not in Bank's possession or control against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Bank in any Collateral not in Bank's possession or control against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Bank that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Bank shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto so long as such securities are not in Bank's possession or control.

     6.6 Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Borrower's signature thereon is required therefor,
(b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

     6.7 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Bank thereof, and if requested by the Bank, shall promptly obtain an acknowledgement from the warehouseman or bailee, in form and substance satisfactory to the Bank, that the warehouseman or bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Borrower.

7.   REPRESENTATIONS AND WARRANTIES.

     To induce the Bank to make the Loans, the Borrower makes the following representations and warranties to the Bank, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

     7.1 Borrower Organization and Name. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Indiana, with full and adequate power to carry on and conduct its business as presently conducted. Borrower's state issued organizational identification number is 200101900035. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except for FDI Indiana, Inc. and Fortune Diversified Industries, Inc.

     7.2 Authorization; Validity. The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower. All necessary and appropriate corporate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower in accordance with their respective terms.

     7.3 Compliance With Laws. The nature and transaction of the Borrower's business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature in any material respects, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

     7.4 Environmental Laws and Hazardous Substances. Except as set forth in
Schedule 7.4, The Borrower represents, warrants and agrees with the Bank that
(i) the Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials above actionable or regulated levels, on or off any of the premises of the Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material above actionable or regulated levels or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials, (iv) the Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material; and (v) without limiting the generality of the foregoing, the Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

     7.5 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans shall not in any material respects: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower or any of its property or assets may be bound.

     7.6 Collateral Representations. Except as set forth on Schedule 7.6, the Borrower and its Subsidiaries are the sole owners of the Collateral, free from any Lien of any kind, other than the Lien of the Bank.

     7.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any changes except those occurring in the ordinary course of business.

     7.8 Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or, threatened, against the Borrower, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower. The Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending, or, threatened in respect of any tax returns of the Borrower.

     7.9 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party which would result in any material change in the financial condition of Borrower, as determined by Bank in its sole discretion.

     7.10 ERISA Obligations. Any Employee Plans of the Borrower meet the minimum funding standards of Section 302 of ERISA where applicable and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. The Borrower has promptly paid and discharged all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

     7.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to the Bank under the Loan Documents, (b) could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents, or (d) would constitute such a default with the giving of notice or lapse of time or both.

     7.12 Lending Relationship. The Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Notes payable to its order as evidence of a bank loan.

     7.13 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Indiana usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loans.

     7.14 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

     7.15 Governmental Regulation. The Borrower is not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     7.16 Bank Accounts. All Deposit accounts and other bank accounts of the Borrower and its Subsidiaries other than those set forth in Schedule 7.16 attached hereto and amended from time to time (the "Other Accounts") are held with the Bank or its affiliates. None of the Other Accounts are the primary account of the Borrower or any Subsidiary other than CSM, Inc., Century II ASO, Inc., Century II Services, Inc., Century II Staffing, Inc., Century II Staffing TN, Inc., Century II Staffing USA, Inc., Professional Staff Management, Inc., Professional Staff Management, Inc. II, or Pro Staff, Inc.

     7.17 Place of Business. The principal place of business of the Borrower is 6402 Corporate Drive, Indianapolis, Indiana 46278, and the Borrower shall promptly notify the Bank of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrower's business.

     7.18 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

     7.19 Subsidiaries. The following is a complete list of all of the Subsidiaries of Borrower:

          James H. Drew Corporation
          Commercial Solutions, Inc.
          Nor-Cote International, Inc.
          Kingston Sales Corporation
          Professional Staff Management, Inc.
          Professional Staff Management, Inc. II
          Telecom Technology Corporation
          Magtech Services, Inc.
          Cornerstone Wireless Construction Services, Inc.
          Pro Staff, Inc.
          Cornerstone Wireless Services, Inc.
          James Westbrook & Associates
          Century II ASO, Inc.
          Century II Services, Inc.
          Century II Staffing, Inc.
          Century II Staffing TN, Inc.
          Century II Staffing USA, Inc.
          Fortune Staffing, Inc.
          Fortune Strategic Products, Inc.
          Nor-Cote International Limited
          Nor-Cote International (Mexico), Inc.
          Nor-Cote International PTE Ltd
          Nor-Cote (Malaysia) SDN BHD
          StarQuest Wireless, Inc.
          Tennessee Guardrail, Inc.
          Cornerstone Engineering Services, Inc.
          CW Construction Services, LLC
          CSM, Inc.
          Fortune Wireless, Inc.

8.   NEGATIVE COVENANTS.

     8.1 Indebtedness. The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (excluding purchase-money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

          (a) the Obligations;

          (b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

          (c) obligations of the Borrower for taxes, assessments, municipal or other governmental charges;

          (d) obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business; and

          (e) obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 7.

     8.2 Encumbrances. The Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower, whether owned at the date hereof or hereafter acquired except:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

          (b) Liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (c) Liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

          (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation;

          (e) good faith deposits in connection with lending contracts or leases to which the Borrower is a party;

          (f) deposits to secure public or statutory obligations of the Borrower;

          (g) Liens existing on the date hereof and disclosed on Schedule 7.6;

          (h) Liens granted to the Bank hereunder; and

          (i) Purchase-money security interests.

     8.3 Investments. The Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except investments in direct obligations of the United States or any other investments that would not cause a default under this Agreement, impair the Collateral or otherwise impair Borrower's financial condition.

     8.4 Transfer; Merger. The Borrower shall not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Promissory Notes, Chattel Paper, Payment Intangibles or Accounts.

     8.5 Issuance of Stock. The Borrower shall not, either directly or indirectly, issue or distribute any additional capital stock or other securities of the Borrower without the prior written consent of Bank, which shall not be unreasonably withheld.

     8.6 Use of Proceeds. Neither the Borrower nor any of its Subsidiaries or affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any affiliate of the Bank. Additionally, Borrower shall not use any portion of the proceeds of the Revolving Loans, directly or indirectly, to make any payments on the Term Loan.

     8.7 Bank Accounts. The Borrower shall not establish any new Deposit accounts or other bank accounts, other than bank accounts established at or with the Bank, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

     8.8 Change of Legal Status. The Borrower shall not change its name, its organizational identification number, its type of organization, its jurisdiction of organization or other legal structure.

     8.9 Acquisitions. The Borrower shall not make any Acquisitions without the prior written consent of Bank in Bank's sole discretion or any other Acquisitions that would not cause a default under this Agreement, impair the Collateral or otherwise impair Borrower's financial condition.

9.   AFFIRMATIVE COVENANTS.

     9.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank's additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the Loan Rate) and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. All Loans shall be deemed to be match funded for the purposes of the Bank's determination in the previous sentence. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional costs which could be avoided by the Bank with the exercise of reasonable conduct and diligence.

     9.2 Company Existence. The Borrower shall at all times preserve and maintain its existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

     9.3 Maintain Property. The Borrower shall at all times maintain, preserve and keep its properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, reasonable wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall permit the Bank to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

     9.4 Maintain Insurance. The Borrower shall at all times insure and keep insured in insurance companies reasonably acceptable to the Bank, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the date of the funding of the Notes, the Borrower shall deliver to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower pursuant to this Section 9. All such policies of insurance must be reasonably satisfactory to the Bank in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Borrower, shall identify the Bank as lender's loss payee and as an additional insured. In the event the Borrower either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (i) may, but need not, protect the Borrower's interest in such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, the Borrower in connection with such property, including, but not limited to the Collateral. The

Borrower may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Borrower has obtained the insurance coverage required by this Section. The costs of such insurance obtained by the Bank, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Borrower to the Bank, together with interest at the Default Rate on such amounts until repaid and any other charges by the Bank in connection with the placement of such insurance. The reasonable costs of such insurance, which may be greater than the cost of insurance which the Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Bank in connection with the placement of such insurance may be added to the total Obligations due and owing.

     9.5 Tax Liabilities. The Borrower shall at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon.

     9.6 ERISA Liabilities; Employee Plans. The Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by the Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

     9.7 Financial Statements. The Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower, including, but not limited to:

          (a) as soon as available, and in any event, within one hundred twenty
     (120) days after the end of each calendar year, a copy of the annual audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Bank, containing an unqualified opinion;

          (b) as soon as available, and in any event, within forty-five (45) days following the end of each calendar quarter, a copy of consolidated and consolidating financial statements of Borrower and its Subsidiaries regarding such quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as accurate by the Borrower;

          (c) as soon as available, and in any event, within thirty (30) days following the timely filing of the federal tax return for Borrower, a copy thereof;

          (d) as soon as available, and in any event, within one hundred twenty
     (120) days following the end of each calendar year, a copy of the personal financial statements, in form and substance acceptable to Bank, of each Term Loan Guarantor; and

          (e) as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the brokerage statement(s) for Carter M. Fortune showing his holdings of stock in Eli Lilly & Company or Belterra Capital Fund LLC in an amount at least equal to Forty Million Dollars ($40,000,000.00); provided, however, that such delivery shall be deemed made with respect to brokerage accounts filed with the Bank.

     No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Bank. The Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower in all material respects. The Bank shall have the right at all times upon at least forty-eight (48) hours prior notice during customary business hours to inspect the books and records of the Borrower and make extracts therefrom. The Borrower agrees to advise the Bank immediately of any material adverse change in the financial condition, the operations or any other status of the Borrower.

     9.8 Supplemental Financial Statements. The Borrower shall, within fifteen
(15) days of receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower.

     9.9 Borrowing Base Certificate. The Borrower shall, within thirty (30) days after the end of each month during which any amount is outstanding under the Revolving

Loan, deliver to the Bank a Borrowing Base Certificate, in form and substance acceptable to Bank, certified as accurate by the Borrower.

     9.10 Aged Accounts Schedule. The Borrower shall, within thirty (30) days after the end of each month during which any amount was outstanding under the Revolving Loan, deliver to the Bank an aged schedule of the Accounts of the Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due by invoice date from (a) 0-30 days, (b) 31-60 days,
(c) 61-90 days, and (d) more than 90 days, and certified as accurate in all material respects by the Borrower.

     9.11 Field Audits. The Borrower shall allow the Bank, at the Bank's option at any time at which any amount is outstanding under the Revolving Loan and at the Borrower's sole expense, upon at least forty-eight (48) hours prior notice from the Bank to the Borrower, to conduct semi-annual field examinations of the Accounts and Inventory of the Borrower, the results of which must be satisfactory to the Bank in the Bank's reasonable discretion.

     9.12 Brokerage Account. Within sixty (60) days of the date hereof, the Borrower shall cause Carter M. Fortune to hold a minimum of Forty Million Dollars and No/Cents ($40,000,000.00) in unpledged and unencumbered stock in Eli Lilly & Company and/or Belterra Capital Fund LLC in a brokerage account with Borrower or an affiliate thereof acceptable to Borrower in its sole discretion.

     9.13 Other Reports. The Borrower shall, within such period of time as the Bank may specify, deliver to the Bank such other schedules and reports as the Bank may require.

     9.14 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank's Lien in the Collateral.

     9.15 Notice of Proceedings. The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Bank of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower.

     9.16 Notice of Default. The Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

     9.17 Banking Relationship. The Borrower covenants and agrees, within thirty
(30) days after the date of this Agreement and at all times thereafter during the term of this Agreement, to maintain all of its deposit accounts other than the Other Accounts with the Bank. The Borrower further covenants and agrees that none of the Other Accounts will be the primary account of the Borrower or any Subsidiary other than CSM, Inc., Century II ASO, Inc., Century II Services, Inc., Century II Staffing, Inc., Century II Staffing TN, Inc., Century II Staffing USA, Inc., Professional Staff Management, Inc., Professional Staff Management, Inc. II, or Pro Staff, Inc.

     9.18 Subsidiaries. Within ten (10) days of the date hereof, Borrower shall cause each of its Subsidiaries party thereto to sign the Guaranty (Subsidiaries), the form of which is attached hereto as Exhibit A, and the Security Agreement (Subsidiaries), the form of which is attached hereto as Exhibit B. Borrower further covenants and agrees to cause all other Subsidiaries of Borrower to guaranty the obligations and grant a security interest subordinated only to purchase- money security interests in favor of Bank in all of the assets of such Subsidiaries. Borrower further covenants and agrees to pledge its stock or other ownership interest in its Subsidiaries to Bank as additional security for the Loans.

10.  FINANCIAL COVENANTS.

     10.1 Senior Funded Debt to EBITDA Ratio. The Borrower shall maintain a Senior Funded Debt to EBITDA Ratio, tested annually, of no less than 4.25 to 1.00.

     10.2 Tangible Net Worth. Borrower shall maintain a Tangible Net Worth, to be tested quarterly, commencing as of August 31, 2006, of One Million Dollars and No Cents ($1,000,000.00).

     10.3 Liquidity of Guarantor. Carter M. Fortune shall personally hold a minimum of Forty Million Dollars and No Cents ($40,000,000.00) in unpledged and unencumbered stock in Eli Lilly & Company and/or Belterra Capital Fund LLC, to be tested monthly.

     10.4 Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage ratio, tested quarterly on a rolling four quarter basis, of not less than 1.15 to 1.00.

11.  EVENTS OF DEFAULT.

     The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

     11.1 Nonpayment of Obligations. Any amount due and owing on the Notes or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within ten (10) days of when due.

     11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Bank shall be false in any material respects when made or at any time.

     11.3 Nonperformance. Any material failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement that is not cured within thirty (30) days of receiving written notice thereof.

     11.4 Default under Loan Documents. A material default under any of the other Loan Documents after the expiration of any applicable grace or cure periods, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

     11.5 Default under Other Agreements. Any default in the payment of principal, interest or any other sum for any other obligation beyond any period of grace or opportunity to cure provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

     11.6 Assignment for Creditors. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed.

     11.7 Bankruptcy. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government.

     11.8 Judgments. The entry of any material judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance.

     11.9 Change in Control. Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower, which results in any change in the identity of the individuals or entities previously in control of the Borrower or the grant of a security interest in any ownership interest of any Person, directly or indirectly controlling the Borrower, which could result in a change in the identity of the individuals or entities previously in control of the Borrower. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities.

     11.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed reasonably necessary by the Bank to preserve and maintain the value and collectibility of the Collateral.

12.  REMEDIES.

     Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under either Section 11.6, "Assignment for Creditors", or Section 11.7, "Bankruptcy", all commitments of the Bank to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Borrower, any guarantor or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

     12.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store the same in any of the Borrower's premises without cost to the Bank.

At the Bank's request, the Borrower will, at the Borrower's sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower.

     12.2 Sale of Collateral. The Bank may sell any or all of the Collateral at a commercially reasonable public or private sale, upon such terms and conditions as the Bank may reasonably deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Bank shall apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Notes and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof.

     12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this

Section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

     12.4 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

     12.5 Additional Remedies. The Bank shall have the right and power to:

          (a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

          (b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

          (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

          (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Notes, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Notes or any of the Obligations;

          (e) grant releases, compromises or indulgences with respect to the Notes, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Notes or any of the Obligations;

          (f) following delivery of notice to the Borrower, transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank's nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

          (g) vote the Collateral;

          (h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Bank for the Obligations; and

          (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank's rights hereunder, under the Notes or under any of the other Obligations.

     The Borrower hereby ratifies and confirms whatever the Bank may reasonably do with respect to the Collateral and agrees that the Bank shall not be liable for any good faith error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral so long as the Bank exercised reasonable care in connection with same.

      12.6 Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

     12.7 No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

     12.8 Application of Proceeds. The Bank will within three (3) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to reasonably determine, in good faith, how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys' fees and legal expenses as provided for in Section 13 hereof.

     12.9 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.

13.  MISCELLANEOUS.

     13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Bank's rights with respect to the Collateral:

          (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

          (b) release by the Bank of the Borrower, any guarantor or of all or any part of the Collateral or of any party liable with respect to the Obligations;

          (c) release, extension, renewal, modification or substitution by the Bank of the Notes, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or

          (d) failure of the Bank to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

     13.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) together with the Loan Documents, constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein or in the Loan Documents. This Agreement, together with the Loan Documents, supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

     13.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.

     13.4 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS

PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

     13.5 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTES, ANY OTHER AGREEMENT WITH THE BANK OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF INDIANAPOLIS, INDIANA. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

     13.6 Assignability. The Bank may at any time assign the Bank's rights in this Agreement, the Notes, the Obligations, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

     13.7 Confidentiality. The Borrower and the Bank hereby agree and acknowledge that any and all information relating to the Borrower which is (i) furnished by the Borrower to the Bank (or to any Affiliate of the Bank), and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by the Bank or such Affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be distributed by the Bank or such Affiliate to the Bank's or such Affiliate's directors, officers, employees, attorneys, Affiliates, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over the Bank or such Affiliate, to any other party. The Borrower and the Bank further agree that this provision shall survive the termination of this Agreement.

     13.8 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Bank is hereby authorized, without notice to the

Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

     13.9 Governing Law. This Agreement, the Loan Documents and the Notes shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Indiana (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

     13.10 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.11 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Notes, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in full. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

     13.12 Extensions of Bank's Commitment and Notes. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Notes pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Notes.

     13.13 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

     13.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     13.15 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a

"Communication") which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.

     13.16 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, by overnight courier, telegram or delivered in person, and addressed as follows:

          If to the Borrower:         Fortune Industries, Inc.
                                      6402 Corporate Drive
                                      Indianapolis, IN 46278
                                      Attention: Carter M. Fortune

          with a copy to its Counsel: Drewry Simmons Vornehm, LLP
                                      8888 Keystone Crossing, Suite 1200
                                      Indianapolis IN 46240
                                      Attention: Robert Milford

          If to the Bank:             Fifth Third Bank (Central Indiana)
                                      251 North Illinois, Suite 1200
                                      Indianapolis, Indiana 46204
                                      Attention: Andrew Skaggs

          with a copy to its Counsel: Bose McKinney & Evans LLP
                                      2700 First Indiana Plaza
                                      135 N. Pennsylvania Street
                                      Indianapolis, Indiana 46204
                                      Attention: H. Antonio Setzer

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     13.17 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys' fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank's rights and remedies under this Agreement, the Loan Documents, the Notes, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section 13.17 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

     13.18 LIBOR Indemnity. If any Regulatory Change, or compliance by the Bank or any person controlling the Bank with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or
(c) impose on the Bank any other condition regarding the Loans or the Bank's funding thereof, and the Bank shall reasonably determine that the result of the foregoing is to increase the cost to, or to impose a cost on, the Bank or such controlling Person of making or maintaining the Loans or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank or such controlling Person, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

     13.19 LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the Interest Period for funding any Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant Loan, or (iv) the LIBOR Rate does not accurately reflect the cost to the Bank of a Loan, the Bank shall promptly notify the Borrower thereof and, so long as the foregoing conditions continue, the Bank shall have no obligation to make any additional advances on the Loans at the Loan Rate thereafter.

     13.20 LIBOR Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the Loans, then the Bank shall promptly notify the Borrower and none of the Loans may be advanced thereafter. In addition, at the Borrower's option, the Loans shall be immediately (i) converted the Loan Rate to an interest rate based on the Prime Rate on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

     13.21 USA Patriot Act. As required by federal law and the Bank's policies and practices, the Bank may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Loan and Security Agreement as of the date first above written.

                                        FORTUNE INDUSTRIES, INC.,
                                        an Indiana corporation


                                        By:
                                            ------------------------------------
                                        Printed:
                                                 -------------------------------
                                        Title:
                                               ---------------------------------


                                        Agreed and accepted:

                                        FIFTH THIRD BANK (CENTRAL INDIANA)


                                        By:
                                            ------------------------------------
                                            Andrew Skaggs, Vice President

STATE OF INDIANA    )
                    ) SS:
COUNTY OF __________)

     Before me, a Notary Public in and for said County and State, personally appeared _______________, the _______________ of Fortune Industries, Inc., an Indiana corporation, who, after having been duly sworn, acknowledged the execution of the foregoing Loan and Security Agreement for and on behalf of such corporation.

     Witness my hand and Notarial Seal this ______ day of _______________, 2006.


                                        ________________________________________
                                                      Notary Public

                                        ________________________________________
                                                         Printed

My Commission Expires:
______________________

My County of Residence:
______________________

                                  SCHEDULE 7.4

                    Environmental Laws & Hazardous Substances

                                  Schedule 7.6

                             Permitted Encumbrances

                                  SCHEDULE 7.16

                                 Other Accounts